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                                                                      EXHIBIT 11



COOPERS                                             COOPERS & LYBRAND L.L.P.
& LYBRAND                                           A PROFESSIONAL SERVICES FIRM




                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of GT Global Series Trust:



    We hereby consent to the inclusion of our report dated August 18, 1997 on our audit of the financial statement of GT Global New Dimensions Fund as at August 18, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of GT Global Series Trust. We further consent to the reference to our Firm under the captions "Other Information -- Independent Accountants" in the Prospectus and "Additional Information -- Independent Accountants" in the Statement of Additional Information.



                                          /S/ COOPERS & LYBRAND L.L.P.
                                          COOPERS & LYBRAND L.L.P.



BOSTON, MASSACHUSETTS
OCTOBER 30, 1997